Exhibit 10.21

January 22, 2014

Kips Bay Investments, LLC

8500 Normandale Lake Boulevard, Suite 600

Bloomington, MN 55437

Attn: Rhonda Donahoe

Re:     Investment Agreement among Kips Bay Investments, LLC, Kips Bay Medical, Inc.

           and Manny Villafaña

Dear Rhonda:

Kips Bay Investments, LLC (“LLC”), Kips Bay Medical, Inc. (the “Corporation”) and Manny Villafaña are parties to an Investment Agreement dated July 19, 2007 (the “Investment Agreement”). LLC hereby waives any and all rights it may have under Section 6.3 of the Investment Agreement in connection with a possible underwritten public offering of up to  10,700,000 shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”), under that certain shelf registration statement on Form S-3 filed by the Corporation with the Securities and Exchange Commission (Registration No. 333-192843) on December 13, 2013, including shares of Common Stock subject to a warrant to be issued by the Corporation to the representative of the underwriters in connection with the public offering. In addition, LLC waives any and all rights it may have under Section 6.3 of the Investment Agreement in connection with any prior issuance or sale by the Corporation of Common Stock or options or warrants to purchase shares of Common Stock between the date of the Investment Agreement and the date hereof as described on Exhibit A attached hereto. Further, LLC agrees and acknowledges that Section 6.3 of the Investment Agreement will not be applicable to the issuance of shares of Common Stock upon the exercise of the options and warrants to purchase an aggregate of 2,287,375 shares, which currently have a weighted average exercise price of approximately $2.46, outstanding as of the date hereof, or the future issuance of shares of Common Stock or options or warrants to purchase Common Stock (and the issuance of shares upon exercise of such options and warrants) to employees, officers, directors, advisors and consultants of the Corporation for the primary purpose of soliciting or retaining their services pursuant to (i) an equity incentive plan approved by the Board of Directors of the Corporation or a committee thereof and the Corporation’s stockholders or (ii) any other plan or arrangement approved by LLC and by the Board of Directors of the Corporation or a committee thereof.

Except as expressly provided herein, all of the terms and provisions of the Investment Agreement shall remain in full force and effect. Please acknowledge your agreement with the foregoing by executing this letter agreement in the space provided below.

[Signature page follows]

Very truly yours,

KIPS BAY MEDICAL, INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Operating Officer and Chief Financial Officer

/s/ Manny Villafaña
Manny Villafaña, Individually

Accepted and agreed to as of

the date first written above:

KIPS BAY INVESTMENTS, LLC

By:	/s/ Rhonda Donahue
Name: Rhonda Donahue
Title: Manager

[Letter Agreement Regarding Investment Agreement]

Exhibit A

Subsequent to the Corporation’s initial public offering of common stock in February 2011:

1.

The Corporation has issued and sold an aggregate of 88,000 shares of its Common Stock to an employee, at a price of $1.00 per share pursuant to exercises of options granted under its 2007 Long-Term Incentive Plan.

2.

From February 2011 through January 2013, the Corporation issued restricted stock awards to the independent members of its Board of Directors for an aggregate of 180,000 shares of its Common Stock. These awards were issued pursuant to the Corporation’s 2007 Long-Term Incentive Plan.

3.

The Corporation issued 378,788 shares of its Common Stock as consideration to Aspire Capital Fund, LLC, for entering into a Common Stock Purchase agreement dated October 24, 2011. On April 3, 2011, the Corporation sold 100,000 shares of its Common Stock to Aspire under this agreement, at a price of $1.39 per share.

4.

On December 28, 2012 and on January 21, 2013, the Corporation issued and sold an aggregate of 10,475,000 shares of its Common Stock at a per share price of $0.65, for aggregate gross proceeds of $6,808,750 in a public offering.

5.

From March through May 2013, the Corporation issued restricted stock awards as compensation to consultants of the Corporation for an aggregate of 75,000 shares of its Common Stock. These awards were issued pursuant to the Corporation’s 2007 Long-Term Incentive Plan.

6.	In February 2013, the Corporation issued 38,000 shares of its Common Stock as compensation to a consultant of the Corporation.